Exhibit 10.1

DEED OF LEASE

by and between

PLAZA AMERICA OFFICE DEVELOPMENT, LLC

(“Landlord”)

and

EMBARCADERO TECHNOLOGIES, INC.

(“Tenant”)

at

Plaza America Tower II

11710 Plaza America Drive

Reston, Virginia 20190

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14.		DAMAGE OR DESTRUCTION	12

	14.1	DAMAGE REPAIR	12
	14.2	TERMINATION FOR MATERIAL OR UNINSURED DAMAGES	12
	14.3	BUSINESS INTERRUPTION	12
	14.4	REPAIRS	13
	14.5	END OF TERM CASUALTY	13
	14.6	RELOCATION TO INTERIM SPACE	13

15.		MACHINERY AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES	13

16.		ACCEPTANCE OF PREMISES	14

17.		INTENTIONALLY DELETED	14

18.		ACCESS	14

19.		PARKING	15

20.		INDEMNIFICATION	15

21.		ASSIGNMENT AND SUBLETTING	15

	21.1	CONSENT	15
	21.2	CORPORATE TRANSFER	15
	21.3	ASSIGNMENT	16
	21.4	SUBLETTING	16
	21.5	REQUIRED INFORMATION	16
	21.6	FEES; DOCUMENTS	16
	21.7	NO RELEASE	16
	21.8	TENANT LIABILITY	16
	21.9	PROFIT	16

22.		ADVERTISING	17

23.		LIENS	17

24.		DEFAULT	17

	24.1	TENANT’S DEFAULT	17
	24.2	REMEDIES	18

25.		SUBORDINATION	19

26.		SURRENDER OF POSSESSION	20

27.		NON-WAIVER	20

28.		HOLDOVER	20

29.		CONDEMNATION	21

	29.1	DEFINITIONS	21
	29.2	TAKING	21
	29.3	AWARD	21

30.		NOTICES	21

31.		MORTGAGEE PROTECTION	21

	31.1	NOTICE OF DEFAULT	21

	31.2	NEW FINANCING	22

32.		COSTS AND ATTORNEYS’ FEES	22

33.		BROKERS	22

34.		LANDLORD’S LIABILITY	22

35.		ESTOPPEL CERTIFICATES	22

36.		FINANCIAL INFORMATION	23

37.		TRANSFER OF LANDLORD’S INTEREST	23

38.		RIGHT TO PERFORM	23

39.		COMMON AREAS	23

	39.1	DEFINITION	23
	39.2	LANDLORD’S CONTROL	23
	39.3	CHANGES AND ADDITIONS	24

40.		SALES AND AUCTIONS; SIGNAGE	24

41.		RELOCATION	24

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42.		ACCESS; SECURITY	24

43.		AUTHORITY	25

44.		NO ACCORD OR SATISFACTION	25

45.		GENERAL PROVISIONS	25

	45.1	ACCEPTANCE	25
	45.2	MARGINAL HEADINGS, ETC.	25
	45.3	CHOICE OF LAW	25
	45.4	SUCCESSORS AND ASSIGNS	25
	45.5	RECORDATION	25
	45.6	QUIET POSSESSION	25
	45.7	INABILITY TO PERFORM; FORCE MAJEURE	25
	45.8	PARTIAL INVALIDITY	25
	45.9	CUMULATIVE REMEDIES	26
	45.10	ENTIRE AGREEMENT	26
	45.11	SURVIVAL	26
	45.12	TIME	26
	45.13	SUCCESSORS	26
	45.14	NO PARTNERSHIP	26
	45.15	NO REPRESENTATIONS BY LANDLORD	26
	45.16	EXHIBITS	26
	45.17	PRONOUNS	26
	45.18	CAPTIONS	26
	45.19	COUNTERPARTS	26
	45.20	EXAMINATION OF LEASE	26
	45.21	INTERPRETATION	26
	45.22	RULE AGAINST PERPETUITIES	26
	45.23	RESIDENT AGENT	27

46.		RULES AND REGULATIONS	27

47.		WAIVER OF COUNTERCLAIM AND TRIAL BY JURY	27

EXHIBITS

Exhibit A	Floor Plan
Exhibit B	Site Plan
Exhibit C	Landlord’s Work
Exhibit D	Rules and Regulations
Exhibit E	Declaration of Lease Commencement
Exhibit F	Form of Estoppel Certificate
Exhibit G	Form of Letter of Credit

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DEED OF LEASE

THIS DEED OF LEASE (“Lease”) is made as of the _____ day of ____________________, 2005, by and between PLAZA AMERICA OFFICE DEVELOPMENT, LLC, a Delaware limited liability company (“Landlord”), and EMBARCADERO TECHNOLOGIES, INC., a _______________________ corporation (“Tenant”).

R E C I T A L S :

Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, grants and conveys to Tenant, and Tenant hereby hires and takes from Landlord, a leasehold interest in the premises described below, subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

NOW THEREFORE Landlord and Tenant hereby agree to the following:

1.	TERMS.

1.1 Premises. The premises demised by this Lease will consist of approximately 1,946 rentable square feet of space (the “Premises”) measured in accordance with the ANSI/BOMA Z65.1-1996 Method of Measurement, located on the first (1st) floor of that building located at 11710 Plaza America Drive, Reston, Fairfax County, Virginia (the “Building”). Throughout the Lease Term, Landlord grants Tenant a license, at no charge, to use 3.5 parking permits in the adjacent parking garage for each 1,000 square feet of rentable area of the Premises. The land upon which the Building is situated, which is generally depicted on the diagram attached hereto as Exhibit “B” (the “Site Plan”) and incorporated herein by reference, shall be referred to hereinafter as the “Land”. The Land, the Building, the “Common Areas” (as defined below), and the adjacent parking garage are collectively referred to herein as the “Project”. The location and dimensions of the Premises are shown on the conceptual floor plan attached hereto as Exhibit “A” and incorporated herein by reference. No easements, including an easement for light or air, is incorporated in or intended to be conveyed with the Premises.

1.2 Tenant’s Share. “Tenant’s Share” shall mean a fraction, the numerator of which is the total rentable square footage of the Premises as determined in accordance with Section 1.1 hereof, and the denominator of which is the total rentable square footage of the Building. No adjustment shall be made for space within the Project occupied by any building engineers or similar on-site property management or operational personnel, provided any such space will be located within a core area location to be determined within the reasonable judgment of Landlord. Based upon the estimated square footage of the Building and the Premises as set forth in Section 1.1 above (subject in both instances to Landlord’s remeasurement thereof in accordance with the measurement standard set forth in Section 1.1 above) Tenant’s share shall be .71%.

1.3 Lease Term. The term of this Lease (the “Term” or “Lease Term”) shall commence on the “Commencement Date” (as defined in Section 1.4 below), and shall expire five (5) “Lease Years” (as defined below) thereafter (the “Lease Expiration Date”).

1.4 Commencement and Rent Commencement Dates. The “Commencement Date”, shall be the the date upon which “Landlord’s Work” (as defined in Exhibit “C”) is “substantially completed”, as such term is defined below. Notwithstanding the foregoing, for purposes of this Lease, the term “Commencement Date” shall also mean any adjusted Commencement Date which may be established pursuant to the provisions of this Lease. Landlord and Tenant hereby agree to execute a declaration, in the form attached hereto as Exhibit “E” (the “Declaration”) to confirm the Commencement Date. Tenant’s failure to execute said Declaration shall not affect the Commencement Date, or the Lease Expiration Date, as the same may be determined by the terms of this Lease. For purposes hereof, the term “Substantial Completion” shall mean that Landlord’s Work has been completed, other than “punch list” items and other minor defects which will not unreasonably interfere with Tenant’s ability to lawfully take occupancy of the Premises or to conduct its business therein.

The “Rent Commencement Date” shall be the Commencement Date.

1.5 Base Rent. The base rent payable by Tenant hereunder (“Base Rent”) is set forth in this Section 1.5.1, below. The Base Rent is in addition to (and not to be reduced by) any payment of Additional Rent (as hereinafter defined) hereunder. Base Rent shall be payable monthly, in equal monthly installments, in advance, on the first day of each calendar month of the Term, without prior notice, demand, deduction or offset.

1.5.1 The annual Base Rent for the Premises (monthly installments of which may be referred to herein as “Monthly Base Rent”) for the initial Lease Year of the Term shall be Twenty-Seven and 00/100 Dollars ($27.00) per square foot of the Premises. Thereafter, as of the first twelve (12) month anniversary of the Commencement Date and each annual anniversary thereafter, the Base Rent shall be increased to an amount equal to 103% of the Base Rent for the immediately preceding Lease Year.

1.6 Additional Rent. Tenant’s Share (as hereinafter defined) of Increases in Real Estate Taxes (as defined in Section 10), Increases in Operating Costs (as defined in Section 9) and any other sum owed or reimbursable by Tenant to Landlord under this Lease (excluding Base Rent) shall be considered additional rent hereunder (collectively “Additional Rent”), and shall be payable without demand, set-off or deduction. Estimates of those items of Additional Rent described in Section 9 and Section 10 of this Lease shall be payable monthly, in advance, on the first day of each calendar month of the Term, together with Tenant’s monthly payment of Base Rent, without demand, set-off or deduction.

1.7 Notice and Payment Addresses. Any notices under this Lease shall be governed by the terms of Section 30, below. The notice addresses of the parties are as follows:

If to Landlord:	Tamares Real Estate Investments
1500 Broadway, 24th Floor
New York, NY 10036
Attention: General Counsel

and:	Atlantic Realty Companies
8150 Leesburg Pike
Suite 1100
Vienna, Virginia 22182
Attention: Mr. David Ross

with a copy to:	Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
11921 Rockville Pike
Third Floor
Rockville, Maryland 20852
Attention: Douglas K. Hirsch, Esquire

If to Tenant:	At the Premises,
Attn:

Either party may, by ten (10) days’ prior written notice to the other, designate a new address to which all notices hereunder shall be directed.

1.8 Rent Payment Address. Tenant shall send payments of Base Rent and Additional Rent hereunder to Landlord at the following address, or to such other address of which Landlord may advise Tenant in writing:

c/o ARC Management, LLC

8150 Leesburg Pike

Suite 1100

Vienna, Virginia 22182

1.9 Lease Year. Each twelve (12) month period within the Lease Term shall be referred to herein as a “Lease Year.” The first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth full calendar month after the Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

1.10 Deed of Lease. To the extent required under applicable law to make this Lease legally effective, this Lease shall constitute a deed of lease.

2.	PAYMENT OF BASE RENT & ADDITIONAL RENT.

Commencing as of the Rent Commencement Date, and continuing on the first (1st) day of each month thereafter, Tenant shall pay Landlord the Additional Rent and Base Rent due under this Lease, both without prior notice, demand, deduction or offset, in lawful money of the United States. Base Rent and Additional Rent shall be paid at the address noted in Section 1.8, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Base Rent and Additional Rent under this Lease for any partial month at the beginning or end of the Lease Term shall be prorated. Except for monthly installments of estimated Additional Rent as set forth in Sections 9 and 10 of this Lease, or as otherwise provided in this Lease, all payments of Additional Rent shall be paid no later than fifteen (15) days after the date Landlord notifies Tenant in writing of the amount thereof. In the event of any dispute concerning the computation of the amount of any Additional Rent due, Tenant shall pay the amount specified by Landlord pending the resolution of the dispute, and, subject to Section 9.4 hereof, such payment shall be without prejudice to Tenant’s right to continue to challenge the disputed computation.

3.	SECURITY DEPOSIT.

3.1 Security Deposit. Tenant has deposited with Landlord simultaneously with the execution of this Lease, the amount of Four Thousand Three Hundred Seventy-Eight and 50/100 Dollars ($4,378.50) as a deposit (the “Security Deposit”) to secure the prompt performance of Tenant’s obligations hereunder. The Security Deposit may be commingled with Landlord’s general funds, if permitted by law. Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit to cure any default, in which event Tenant shall be obligated to deposit with Landlord the amount necessary to restore the Security Deposit to its original amount within ten (10) days after written notice from Landlord. To the extent not forfeited or otherwise used as provided herein, and provided the Premises are vacated in good condition, reasonable wear and tear excepted, as described in Section 26 of this Lease, the Security Deposit shall be returned, without interest, to Tenant within thirty (30) days after the termination of this Lease. Landlord may deliver the Security Deposit to the purchaser or any assignee of Landlord’s interest in the Premises or the Building, whereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. This provision shall apply also to any and all subsequent transferors of the Landlord’s interest in this Lease. If the Tenant fails to take possession of the Premises as required by this Lease, the Security Deposit shall not be deemed liquidated damages and Landlord’s use of the Security Deposit pursuant to this Section 3 shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord.

3.2 Alternative to Cash Security Deposit.

3.2.1 In lieu of the Security Deposit in the amount stipulated in Section 3.1, Tenant, at any time simultaneously with, or following the execution of this Lease, after obtaining Landlord’s prior written consent, may deliver to Landlord an irrevocable letter of credit payable in the Washington, D.C. metropolitan area, running in favor of Landlord issued by a federally insured bank, in the amount stipulated in Section 3.1. The letter of credit shall be irrevocable for the term thereof and shall provide that it is automatically renewable for a period ending not earlier than sixty (60) days after the expiration of the Lease Term without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew said letter of credit on written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such irrevocable letter of credit with Landlord through the date which is sixty (60) days after the expiration of the term thereby demised).

3.2.2 The form and terms of the letter of credit shall be substantially in the form attached to this Lease as Exhibit “G”, and made a part hereof, and the bank issuing the same shall be acceptable to Landlord in its sole discretion and shall provide, among other things, that:

(1) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the letter of credit upon the presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) statement that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);

(2) The letter of credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement;

(3) In the event of a transfer of Landlord’s interest in the Building of which the Premises are a part, Landlord shall have the right to transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new Landlord.

3.2.3 If, as a result of any such application of all or any part of such security, the amount secured by the letter of credit shall be less than the amount stipulated in Section 3.1, Tenant shall forthwith provide Landlord with cash or additional letter(s) of credit in an amount equal to the deficiency. Tenant further covenants that it will not assign or encumber said letter of credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

3.2.4 Without limiting the generality of the foregoing, if the letter of credit expires earlier than sixty (60) days after the expiration of the Lease Term, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than sixty (60) days prior to the expiration of the expiring letter of credit), which is irrevocable and automatically renewable as above provided until sixty (60) days after the end of the Lease Term, upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord in its sole discretion. However, (i) if the letter of credit is not timely renewed or a substitute letter of credit is not timely received, (ii) or if Tenant fails to maintain the letter of credit in the amount and upon the terms set forth in this Section 3.3, Tenant, at least sixty (60) days prior to the expiration of the letter of credit, or immediately upon its failure to comply with each and every term of this Section, must deposit with Landlord cash security in the amounts stipulated in Section 3.1, failing which Landlord may present such letter of credit to the bank, in accordance with the terms of this Section, and the entire sum secured thereby shall be paid to Landlord, to be held and applied by Landlord as provided in this Section.

3.3 Advance Deposit. Simultaneously with the execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of Four Thousand Three Hundred Seventy-Eight and 50/100 Dollars ($4,378.50), as a deposit of the first month’s Rent (the “Advance Deposit”), which shall be applied by Landlord on behalf of Tenant to the payment of the first month’s Rent when due and payable. The Advance Deposit, prior to its being applied to the payment of Monthly Base Rent, shall constitute security for the payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease, but shall not be deemed liquidated damages, but shall be applied in reduction of Tenant’s total obligation(s) to Landlord.

3.4 No Separate Account. Landlord shall not be obligated to hold the Security Deposit or Advance Deposit in a separate account from other Building or Project funds or to pay or accrue any interest thereon for the benefit of Tenant.

4.	USES; TENANT COVENANTS.

4.1 Permitted Uses. The Premises are to be used for general office use, and for no other use or purpose whatsoever. Tenant shall not use or permit the Premises to be used for any other purpose or purposes without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion. Notwithstanding anything in this Lease to the contrary, in no event shall Tenant use or permit any party to use any portion of the Premises for any of the following purposes: (i) training facility; (ii) classroom; (iii) data center; (iv) call center; (v) sales order center; or (vi) conference facility.

4.2 Other General Use Covenants. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance. Tenant, at its expense, shall comply with all laws relating to its use and occupancy of the Premises and shall observe the Rules and Regulations attached hereto as Exhibit “D”. No act shall be done in or about the Premises that is unlawful, or which will increase the existing rate of insurance on the Building. In the event of a breach of the covenant set forth in the immediately preceding sentence regarding insurance rates, Tenant shall cease the activity giving rise to such increase, and Tenant shall pay to Landlord any and all such increases in premiums resulting from such breach.

5.	ENVIRONMENTAL PROVISIONS; RECYCLING.

5.1 Environmental Protection. Except for reasonable amounts of customary office supplies that are used, stored, and disposed of by Tenant in accordance with the “Act” (as defined below), Tenant and Tenant’s employees, contractors and agents shall not dispose of or generate, manufacture, store, treat or use any oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance including, without limitation, asbestos (hereinafter collectively referred to as “hazardous waste”), as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or in any other federal, state or local law governing hazardous substances (hereinafter collectively referred to as the “Act”), as such laws may be amended from time to time at, upon, under or within the Premises or the Project, or into the plumbing or sewer or water system servicing the Premises or the Project, nor shall Tenant, its employees, contractors or agents cause or permit the discharge, spillage, uncontrolled loss, seepage or filtration of any hazardous waste at, upon, under or within the Premises or the Project or into the plumbing or sewer or water system servicing the same. Tenant shall comply in all respects with the requirements of the Act and related regulations, and shall notify Landlord immediately in the event of its discovery of any hazardous waste at, upon, under or within the Premises or the Project, or of any notice by a governmental authority or private party alleging that a disposal of hazardous waste on or near the Premises may have occurred. Tenant further agrees to provide Landlord full and complete access to any documents or information in Tenant’s possession or control relevant to the question of the generation, treatment, storage or disposal of hazardous waste on or near the Premises or the Project. Tenant shall indemnify Landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including, without limitation, remediation and clean-up costs, reasonable attorneys’ fees, arising out of any violation of or default in the covenants of this Section 5.1. The provisions of Section 5.1 shall survive the expiration of the Lease Term.

5.2 Recycling Regulations. Tenant shall be solely responsible for compliance with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called “regulations”) of any governmental body having jurisdiction over the Premises or the Building regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called “waste products”).

6.	LATE CHARGES; INTEREST.

6.1 Tenant hereby acknowledges that late payment to Landlord of Base Rent or Additional Rent will cause Landlord to incur administrative costs and loss of income not contemplated by this Lease, the exact amount of which will be difficult to ascertain. If any Base Rent or Additional Rent due from Tenant is not received by Landlord or Landlord’s designated agent within five (5) days after the date due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant’s late payment. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s Default with respect to such overdue amount or otherwise estop Landlord from exercising any of the other rights and remedies granted hereunder.

6.2 In addition to the administrative late charge provided for under Section 6.1, above, if any Base Rent or Additional Rent or any other sum due hereunder from Tenant to Landlord is not paid as and when due under this Lease, then the unpaid amount shall bear interest from the date originally due until the date paid at an annual rate of interest equal to the sum of (a) the “prime rate” of interest as published in the Wall Street Journal (or, if not published, as established by the then largest national banking association in the United States of America) from time to time (the “Prime Rate”) plus (b) five percent (5%) (the “Default Rate”).

6.3 Despite the foregoing, Landlord shall waive such interest and late charge on the first (1st) occasion during any twelve (12) month period in which Tenant does not timely pay Base Rent or Additional Rent, provided that Tenant pays such installment of Base Rent or Additional Rent to Landlord within five (5) days after the date Tenant receives notice that such amount is past due.

7.	REPAIRS AND MAINTENANCE.

7.1 Landlord’s Obligations. Landlord shall maintain, repair, replace and keep in good operating condition, the Common Areas (as defined in Section 39 below), structural elements of the Building, all base building mechanical, electrical, plumbing and life-safety systems, and the adjacent parking structure, the cost of which shall be included within Operating Costs.

7.2 Tenant’s Obligations. Subject to Landlord’s obligations as set forth in Section 7.1 above and its right of access pursuant to Section 18, Tenant shall be exclusively responsible for the maintenance and repair of the Premises. Tenant shall promptly report in writing to Landlord any defective condition in the Premises known to Tenant which Landlord is required to repair, and failure to so report such defects shall excuse any delay by Landlord in commencing and completing such repair to the extent the same would otherwise be Landlord’s responsibility under this Lease (and, to the extent any delay in reporting such defects results in the otherwise avoidable need to perform a capital repair or replacement). Landlord’s obligation to make repairs shall be limited to the express obligations stated herein. The costs of repairs or replacements arising as a result of the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, assigns or subtenants shall be reimbursed by Tenant to Landlord as Additional Rent.

8.	UTILITIES AND SERVICES.

8.1 Services. Landlord shall furnish Tenant with the following services and facilities: (i) hot and cold running water in any public lavatory facilities located within the Common Areas; (ii) public lavatory facilities and supplies within the Common Areas (but not within the Premises); (iii) cleaning and janitorial services consistent with Landlord’s cleaning specifications for the Building as established from time to time Monday through Friday, excluding holidays; (iv) heating and/or air conditioning during business hours, excluding Sundays and holidays; and (v) access to the Building and adjacent parking structure and parking areas 24 hours a day, 365 days a year, including holidays; the cost of all of which shall be deemed an Operating Cost hereunder unless otherwise provided above. For purposes hereof, “holidays” shall be defined as all Federal and union holidays, and shall include, without limitation: New Year’s Day, Presidents’ Day, Memorial Day, July 4th, Labor Day, Thanksgiving, and Christmas, and “business hours” shall be 7:00 a.m. to 6:00 p.m. Monday through Friday, excluding holidays, and 9:00 a.m. to 2:00p.m. on Saturdays, excluding holidays (provided that Tenant shall have access to the Premises 24 hours per day, 7 days per week). Tenant shall be responsible for any and all security required for the Premises and Tenant’s business to be conducted therein. Subject to all applicable governmental laws, codes, orders, rules, and regulations, and subject to Landlord’s prior written approval, Tenant shall be permitted to maintain a security system for the Premises.

8.2 Additional Services. If Tenant requires services on weekends or holidays, Landlord shall make reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for such additional service, as Additional Rent, within ten (10) days of request therefore, at the then prevailing rate established by Landlord.

8.3 Excess Utility Consumption. No tenant will install or operate in the space demised to such tenant any electrically operated equipment or other machinery, other than a reasonable number of electric typewriters, adding machines, radios, televisions, tape recorders, dictaphones, bookkeeping machines, copying machines, clocks, word processors, personal computers, and securities systems, without first obtaining the prior written consent of Landlord, who may condition such consent upon payment by Tenant of additional rent as compensation for additional consumption of utilities as determined at the discretion of Landlord and for the cost of separate metering or additional wiring as may be occasioned by the operation of said equipment or machinery. Landlord reserves the right to separately meter any utility consumption in the Premises.

8.4 Additional Provisions. In no event shall Landlord be liable to Tenant for (a) any damage to the Premises, or (b) any loss, damage or injury to any property therein or thereon, or (c) any claims for the interruption of or loss to Tenant’s business or for any damages or consequential losses, or (d) any interruption in any utility or other services to the Premises. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements, without any abatement or reduction of the Base Rent, Additional Rent or other sums payable by Tenant hereunder.

9.	OPERATING COSTS.

9.1 Defined. Commencing with the first annual anniversary of the Commencement Date and continuing thereafter during each calendar year or portion thereof during the Term, Tenant shall pay as Additional Rent to Landlord, without diminution, set-off or deduction, Tenant’s Share of “Increases in Operating Costs” for each calendar year. For purposes hereof, Tenant’s Share of Increases in Operating Costs shall mean Tenant’s Share of the amount by which all Operating Costs for the year in question exceed Operating Costs incurred in calendar year 2005 (calendar year 2005 being herein referred to as the “Base Year”).

9.2 Estimated Payments. Commencing as of the first day of the thirteenth month after the Commencement Date, Tenant shall make monthly installment payments toward Tenant’s Share of Increases in Operating Costs on an estimated basis, based on Landlord’s reasonable estimate of Operating Costs for such calendar year. Tenant shall pay Landlord, as Additional Rent, commencing on the first day of the Term and on the first day of each month thereafter throughout the Term (and any extension thereof), one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Share of Increases in Operating Costs for the then-current calendar year. If at any time or times during such calendar year it appears to Landlord that Tenant’s Share of Increases in Operating Costs for such calendar year will vary from Landlord’s estimate, Landlord may, by written notice to Tenant, reasonably revise its estimate for such calendar year and Tenant’s estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

9.3 Annual Reconciliation. Landlord shall provide to Tenant within a reasonable time after the end of each calendar year (Landlord agreeing to endeavor so to do within 120 days after the end of the applicable year, provided that such shall not be a condition of Tenant’s obligations arising as a result thereof or based thereon), a statement (the “Expense Statement”), calculated in accordance with Section 9.1, above, setting forth the total actual Operating Costs for such calendar year and Tenant’s Share of Increases in Operating Costs. Landlord shall respond to any inquiries and requests for invoices or other information with respect to Operating Costs within thirty (30) days of any written request therefore by Tenant. Within thirty (30) days after the delivery of such Expense Statement, Tenant shall pay to Landlord the amount of any shortfall in the amount of estimated payments made to Landlord pursuant to Section 9.2 on account of Tenant’s Share of Increases in Operating Costs for such calendar year, and the actual amount shown as Tenant’s Share of Increases in Operating Costs for such calendar year. In the event the Expense Statement reflects an overpayment of Tenant’s Share of Increases in Operating Costs for such year, such overpayment shall be credited against the next due Base Rent hereunder, except if Tenant’s Lease is no longer in effect then Landlord shall refund such amount to Tenant within thirty (30) days.

9.4 Operating Costs. The term “Operating Costs” shall mean all expenses incurred by Landlord in connection with the operation, management, maintenance and repair of the Project. Operating Costs include, but are not limited to, the following items: (a) the cost of the personal property used in conjunction with the operation, management, maintenance and repair of the Project; (b) costs to repair and maintain the Project; (c) all expenses paid or incurred by Landlord for water, gas, electric, sewer and oil services for the Project; (d) the costs and expenses incurred in connection with the provision of the services set forth in Section 8, above and any other services provided by Landlord to the Project from time to time; (e) building supplies and materials used in connection with repairs to the Project; (f) cleaning and janitorial services in or about the Premises and the Project; (g) window glass replacement, repair and cleaning; (h) repair, replacement and maintenance of the grounds, including costs of landscaping, lighting, Project and Building signage, gardening and planting, including service or management contracts with independent contractors, including but not limited to security and energy management services and costs; (i) operational costs to achieve compliance with any governmental laws, rules, orders or regulations, and excluding capital expenses associated therewith except to the extent specifically set forth below; (j) utility taxes; (k) compensation (including employment taxes, fringe benefits, salaries, wages, medical, surgical, and general welfare benefits (including health, accident and group life insurance), pension payments, payroll taxes for all personnel employed by Landlord or its management company who perform duties in connection with the operation, management, maintenance and repair of the Project (allocated among all properties served by such employees as determined by Landlord in its reasonable discretion, if such employees are utilized by more than one property) plus the salary and benefits of the property manager specifically assigned to the Project; (l) any (i) capital expenditures incurred to reduce Operating Costs, (ii) capital expenditures incurred to comply with any governmental law, order, regulation or other requirement which is enacted or becomes effective after the Commencement Date, and (iii) capital expenditures made for the replacement of items (the repair of which would be includable within Operating Costs) in lieu of repairs thereto, provided (A) replacement of the item in lieu of repair is either less costly on an annual basis than repair of the item in question, or is necessary given the non-functioning condition of the item in question, as determined by Landlord in good faith, (B) this provision shall not apply to general renovations, as opposed to needed repairs, of the Building or any elements therein, and (C) such expenditure shall be recoverable only over the useful life of the item in question by amortizing such expenditure over such useful life (in accordance with applicable federal income tax guidelines) at an annual interest rate equal to the Prime Rate at the time of such expenditure, and only the sum of all amortization payments payable during the year in question shall be includable in Operating Costs in each year during such recovery period; (m) cost of premiums for casualty and liability insurance policies required to be maintained by Landlord hereunder and any other insurance carried by Landlord with respect to the Project; (n) license, permit and inspection fees; (o) management fees; (p) consulting fees in connection with the provision of common area maintenance services; (q) personal property and BPOL taxes; (r) trash removal, including all costs incurred in connection with waste product recycling; (s) snow and ice removal or prevention; (t) maintenance, repair and striping of all parking areas used by tenants of the Building, and any other cost or assessment payable in connection with the maintaining of such parking areas; (u) uniforms and dry cleaning; (v) telephone, cellular phone, paging, telegraph, postage, stationery supplies and other materials and expenses required for the routine operation of the Building; (w) association and other assessments for maintenance of offsite improvements serving or benefiting the Project; (x) costs and expenses relating to compliance with any ongoing existing proffer obligations applicable to the Project; (y) the cost of acquisition, repair, maintenance and replacement of seasonal Building decoration; (z) the cost of operating, maintaining, repairing and replacing conduits and other electrical fixtures, fire protection, alarm and sprinkler systems, Building and Project plumbing and storm and sanitary sewer systems, (aa) other association assessments for common area services provided to owners in the Plaza America complex, (bb) costs and fees charged and/or assessed in connection with any business improvement district that is applicable to the Project; and (cc) costs and fees charged and/or assessed in connection with any transportation district fee or assessment that is applicable to the Project. Notwithstanding anything in this Lease to the contrary, the preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such services.

9.5 Further Adjustment. Operating Costs for each calendar year shall be adjusted to include all costs, expenses and disbursements which vary by occupancy or not otherwise provided to all tenants that Landlord reasonably determines would have been incurred if Landlord had provided all utilities and services within the definition of Operating Costs to tenants and occupants in the Building had the Building been ninety-five percent (95%) occupied throughout such year. Such costs shall include costs which would have been incurred as ordinary maintenance and repair but which were covered as a part of any warranty in place for the benefit of Landlord or the Building.

9.6 Complex Operating Costs. The Building is a part of a larger project or development which contains other office buildings, a retail development and land (collectively, the “Development”), and as such, Landlord shall have the right (but not the obligation) to allocate to the Building an appropriate portion of those Operating Costs which are incurred with respect to two or more buildings (or the land upon which such buildings are located) of the Complex.

9.7 Exclusions. “Operating Costs” shall not include any of the following, except to the extent that such costs or expenses are specifically included in “Operating Costs” as described in Section 9.4 above: capital expenditures and depreciation of the Building; painting and decorating of tenant space; interest and amortization of mortgages; ground rent; compensation paid to officers or executives of Landlord; taxes as measured by the net income of Landlord from the operation of the Building; insurance reimbursements of Operating Costs to Landlord; Real Estate Taxes; brokerage commissions, costs of repairs, restoration, replacements or other work occasioned by fire or other insured casualty (whether such destruction be total or partial), provided the amount of any insurance deductible shall be included in Operating Costs; the cost of repairs, etc., occasioned by the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, to the extent of any condemnation awards; costs occasioned by intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or any employee or agent of same; leasing commissions, attorneys’ fees (except for those reasonable attorneys’ fees directly related to Operating Costs or Real Estate Taxes); expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Building, or similar costs directly incurred in connection with disputes with tenants, other occupants, or prospective tenants, or similar costs and expenses incurred in connection with negotiations or disputes with management agents, purchasers or mortgagees of the Building; allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating tenant space (including Tenant), or vacant, leasable space in the Building; costs or expenses relating to another tenant’s or occupant’s space which were incurred in rendering any service or benefit to such tenant that was not available to Tenant; payments of principal and interest or other finance charges made on any debt and rental payments made under any ground or underlying lease or leases; costs directly incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building, including attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges; costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due; costs incurred by Landlord for trustees fees, partnership organizational expenses and accounting fees (except accounting fees relating solely to the ownership and operation of the Building); Landlord’s general corporate overhead and general and administrative expenses; any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (except for equipment not affixed to the Building which is used in providing janitorial, Building management, or similar services); Landlord’s income and franchise taxes; special assessments and other business taxes except those business taxes which relate solely to the operation of the Building; all amounts which would otherwise be included in Operating Costs which are paid to any affiliate or subsidiaries of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed fair market value; costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants; costs incurred (less costs of recovery) for any items to the extent covered by a manufacturer’s materialman’s, vendor’s or contractor’s warranty which are paid by such manufacturer, materialman, vendor or contractor; electric power costs for which any tenant directly contracts with the local public service company; services provided and costs incurred in connection with the operation of retail or the ancillary operations owned, operated or subsidized by Landlord; rental for any space in the Building set aside for conference facilities, storage facilities or exercise facilities; wages and salaries for employees at the Building above the level of building manager; and marketing expenses. Despite the foregoing, in the event that any employee is assigned part-time to the Building, such employee’s salaries and wages shall be reasonably allocated based upon time spent in connection with the Building (it being understood and agreed that in no event shall Landlord allocate more than one hundred percent (100%) of the compensation and benefits for any single employee among the properties serviced by such employee).

10.	REAL ESTATE TAXES.

10.1 Defined. Commencing with the first day of the second Lease Year and continuing during each calendar year or portion thereof during the Term, Tenant shall pay as Additional

Rent to Landlord, without diminution, set-off or deduction, Tenant’s Share of Increases in “Real Estate Taxes” (as defined in Section 10.3, below) paid in such calendar year. For purposes hereof, Tenant’s Share of Increases in Real Estate Taxes shall mean Tenant’s Share of the amount by which all Real Estate Taxes for the year in question exceed Real Estate Taxes for the Base Year.

10.2 Estimated Payment. Tenant shall make monthly installment payments toward Tenant’s Share of Increases in Real Estate Taxes on an estimated basis, based on Landlord’s reasonable estimate of Real Estate Taxes for such calendar year. Tenant shall pay Landlord, as Additional Rent, commencing on the first day of the second Lease Year and on the first day of each month thereafter throughout the Term (and any extension thereof), one-twelfth (1/12th) of Landlord’s estimate of Tenant’s Share of Increases in Real Estate Taxes for the then-current calendar year. If at any time or times during such calendar year it appears to Landlord that Tenant’s Share of Increases in Real Estate Taxes for such calendar year will vary from Landlord’s estimate, Landlord may, by written notice to Tenant, once during any calendar year, reasonably revise its estimate for such calendar year and Tenant’s estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

10.3 Real Estate Taxes. For purposes of this Lease, “Real Estate Taxes” shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the Land, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building or the Land under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes shall include all reasonable expenses (including, but not limited to, reasonable attorneys’ fees, disbursements and actual costs) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including any legal fees and costs incurred in connection with contesting or appealing the amounts or the imposition of any Real Estate Taxes. In the event Real Estate Taxes (including special assessments) may be paid in installments, they may be paid in installments or in lump sum, at Landlord’s election (and in such event Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment, or the entirety thereof, as applicable).

10.4 Annual Reconciliation. Landlord shall provide to Tenant within a reasonable time after the end of each calendar year (Landlord agreeing to endeavor so to do within 120 days after the end of the applicable year, provided that such shall not be a condition of Tenant’s obligations arising as a result thereof or based thereon), with Landlord’s calculation of Tenant’s Share thereof (the “Tax Statement”). Within thirty (30) days after the delivery of the Tax Statement, Tenant shall pay to Landlord the amount of any shortfall in the amount of estimated payments made to Landlord pursuant to Section 10.2 on account of Tenant’s Share of Increases in Real Estate Taxes for such calendar year, and the actual amount shown as Tenant’s Share of Increases in Real Estate Taxes for such calendar year. In the event the Tax Statement reflects an overpayment of Tenant’s Share of Increases in Real Estate Taxes for such year, such overpayment shall be credited against the next due Base Rent hereunder, except if Tenant’s Lease is no longer in effect then Landlord shall refund such amount to Tenant within thirty (30) days.

11.	ADDITIONAL PROVISIONS; OPERATING COSTS AND REAL ESTATE TAXES.

11.1 Partial Year; End of Term. To the extent that a more accurate method of allocating same cannot be implemented by Landlord, Tenant’s Share of Increases in Operating Costs and Real Estate Taxes for any partial calendar year shall be determined by multiplying the amount of Tenant’s Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such partial year falling within the Term and the denominator of which is 365. If this Lease terminates on a day other than the last day of a calendar year, the amount of any adjustment to Tenant’s Share of Increases in Real Estate Taxes with respect to the year in which such termination occurs shall be prorated on the basis which the number of days from January 1 of such year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the applicable Expense Statement and Tax Statement with respect to such year.

11.2 Other Taxes. In addition to Tenant’s Share of Increases in Operating Costs and Real Estate Taxes, Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Building, and shall provide promptly, upon request of Landlord, written proof of such payment.

11.3 Contesting Real Estate Taxes. Landlord will have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Project. The cost of such service shall be included in the Real Estate Taxes hereunder in the year same were incurred or paid, at Landlord’s election. Additionally, during any such period, Landlord shall have the option, in its reasonable judgment, to contest any tax assessment, valuation or levy against the Project, and to retain legal counsel and expert witnesses to assist in such contest and otherwise to incur expenses in such contest, and any reasonable fees, expenses and costs incurred by Landlord in contesting any assessments, levies or tax rate applicable to the Project, whether or not such contest is successful, shall be included in Real Estate Taxes as set forth above.

12.	TENANT’S INSURANCE.

12.1 Coverage Requirements. Tenant shall during the Term of this Lease, procure at its expense and keep in force the following insurance:

Commercial general liability insurance naming Landlord and Landlord’s managing agent as additional insureds against any and all claims for bodily injury and property damage occurring in or about the Premises or any appurtenances thereto covering the operation of Tenant and any subtenants, licensees and concessionaires of Tenant. Such insurance shall be written on an “Occurrence Form” and shall include, without limitation, blanket contractual liability recognizing provisions of this Lease, broad form property damage, coverage for independent contractors, personal injury liability and coverage for hired auto and non-ownership auto liability. Such insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. Such insurance shall have a limit of not less than One Million Dollars ($1,000,000.00) per occurrence with a Two Million Dollars ($2,000,000.00) general aggregate with an excess (umbrella) liability insurance in the amount of Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) annually in the aggregate; provided, however that no such limits shall be deemed limitation of the liability of Tenant hereunder. If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease;

Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises (excluding leasehold improvements, which shall be insured by and remain the property of Landlord, but specifically including plate glass insurance covering breakage of any glass frontage installed by or on behalf of Tenant within or as a part of the Premises or otherwise as a part of the Building but adjoining the Premises). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing;

Workers’ compensation and occupational disease insurance, employee benefit insurance and any other insurance in the statutory amounts required by the laws of the State where the operations are to be performed with broad-form all-states endorsement;

Employer’s liability insurance with a limit of One Million Dollars ($1,000,000.00) for each accident;

Such additional insurance as any mortgagee of the Building may require.

12.2 Rating; Certificates; Cancellation. The policies required to be maintained by Tenant shall be with companies rated “A” “XII” or better in the most current issue of Best’s Insurance Reports. Insurers shall be licensed to do business in the Commonwealth of Virginia and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall be commercially reasonable. Certificates of insurance and certified copies of the policies shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord and any mortgagee(s) of Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

12.3 Other. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, and the same is not corrected within five (5) days following written notice thereof from Landlord to Tenant, then Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium therefore. Tenant shall repay to Landlord, as Additional Rent, any and all reasonable expenses (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain insurance. All insurance required of Tenant under this Lease shall: (i) be written as primary policy coverage and non-contributing with respect to any coverage which Landlord may carry (it being understood and agreed that any insurance that Landlord may carry shall be excess insurance); (ii) name Landlord, Landlord’s managing agent, and any mortgagee of the Building as additional insureds, as their respective interests may appear (except with respect to workers’ compensation insurance), and (iii) contain an endorsement for cross liability and severability of interests.

13.	WAIVER OF SUBROGATION.

Landlord and Tenant mutually covenant and agree that each party, in connection with any all-risk property insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with any all-risk property insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against Landlord (and any mortgagee requested by Landlord) or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property for which either party is required by this Lease to carry insurance.

14.	DAMAGE OR DESTRUCTION.

14.1 Damage Repair. If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty and Landlord fails or declines to exercise any termination right pursuant to this Section 14, Landlord shall, after adjusting the insurance claim and obtaining governmental approvals for reconstruction, commence and prosecute to completion the restoration of the Premises to their condition immediately prior to such casualty, subject to Section 14.4 below, and subject to Force Majeure (as defined below), and delay caused by Tenant. Pending substantial completion of such restoration, the Base Rent and all Additional Rent otherwise to come due hereunder during such period shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof.

14.2 Termination for Material or Uninsured Damages. If (i) the Building shall be materially destroyed or damaged to the extent that the restoration of such, in Landlord’s judgment, is not economical or feasible, (ii) the Building shall be materially destroyed or damaged by any casualty other than a casualty covered by the insurance policies required to be maintained by Landlord hereunder, notwithstanding that the Premises may be unaffected directly by such destruction or damage, (iii) Landlord’s mortgagee (if any) requires that the proceeds of insurance be applied to reduce any amounts outstanding under such mortgage, or (iv) Landlord is unable to obtain all necessary governmental approvals to restore such damage, then in any such event, Landlord may, at its election, terminate this Lease by notice in writing to Tenant within thirty (30) days after such destruction or damage. Such notice shall be effective thirty (30) days after receipt thereof by Tenant.

14.3 Business Interruption. Other than rental abatement as and to the extent provided in Section 14.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or the Premises.

14.4 Repairs. Landlord’s repair obligations, if any, shall be limited to restoration of improvements which are covered by the insurance policies required to be maintained by Landlord hereunder. Tenant acknowledges that any such repairs or restorations shall be subject to applicable laws and governmental requirements, the requirements of Landlord’s mortgagee (if any), and to delay in the process of adjusting any insurance claim associated therewith; and neither delays resulting from any of the foregoing nor modifications to the Building or to the interior of the Premises occurring by virtue of the application of such requirements shall constitute a breach of this Lease by Landlord as long as Landlord uses reasonable efforts to commence and complete such repairs and restorations in a timely fashion consistent with the pre-existing condition of the applicable improvements.

14.5 End of Term Casualty. Anything herein to the contrary notwithstanding, if the Premises are destroyed or damaged during the last eighteen (18) months of the Lease Term, then Landlord shall have the right to terminate this Lease upon thirty (30) days prior written notice to Tenant, which termination shall be effective on the thirtieth (30th) day after Tenant’s receipt of such notice. Such notice must be delivered within thirty (30) days after such casualty, or shall be deemed waived.

14.6 Relocation to Interim Space. If all or part of the Premises is damaged or destroyed by fire or other casualty and neither party elects to exercise its termination right hereunder, then Landlord shall have the option (but not the obligation), to be exercised by delivering written notice to Tenant within thirty (30) days after the date of such casualty, to relocate Tenant to available space in the Plaza America Complex which is comparable to the Premises (the “Interim Space”) for the period during which the Premises are repaired or restored, provided that (i) Landlord shall pay the reasonable and actual costs to move Tenant’s moveable fixtures, furniture and equipment into the Interim Space, and out of the Interim Space when the Premises is repaired, (ii) the square footage of the Interim Space shall not be less than ninety percent (90%) of the square footage of the Premises unless Tenant agrees otherwise, (iii) the Interim Space shall be reasonably suitable for the conduct and operation of Tenant’s business, and (iv) upon occupancy of the Interim Space, Tenant shall pay Landlord Base Rent and additional rent for the Interim Space as set forth in this Lease, which shall be adjusted to reflect the square footage of the Interim Space; however, in no event shall the Base Rent and additional rent for the Interim Space exceed the Base Rent and additional rent for the Premises. If Landlord exercises the foregoing option, Tenant shall relocate from the Premises to the Interim Space within thirty (30) days after receipt of Landlord’s notice; and Tenant shall relocate from the Interim Space to the reconstructed Premises within thirty (30) days after Landlord notifies Tenant that the repair of the Premises has been substantially completed.

15.	MACHINERY AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES.

15.1 Tenant shall not place a load upon the floor of the Premises which exceeds the maximum live load which Landlord (or Landlord’s architect or engineer) reasonably determines is appropriate for the Building. Tenant will not install or operate in the Premises any electrical or other equipment requiring any changes, replacements or additions to any base building system, without Landlord’s prior written consent (and if such consent is granted Tenant shall be responsible for the costs of such changes, replacements or additions).

15.2 Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises which affect any structural or building system components of the Premises or which, under applicable codes, rules and/or regulations require any building electrical, plumbing or other permit, without Landlord’s prior written consent. Any such alterations, additions or improvements, including, but not limited to, wall covering, paneling and built-in cabinet work, shall be made at Tenant’s sole expense (and, with respect to structural, mechanical, electrical or plumbing alterations, according to plans and specifications approved in writing by Landlord), in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, shall not diminish the value of the Building or the Premises and shall at once become a part of the realty and shall be surrendered with the Premises (except as provided in Section 15.3, below). Tenant shall pay Landlord a construction supervision fee for all alterations undertaken by or on behalf of Tenant in the amount of three percent (3%) of hard costs.

15.3 All alterations, improvements and additions (collectively, the “Alterations”), including without limitation wall-to-wall carpet, blinds, draperies and drapery accessories, to or within the Premises (whether made with or without Landlord’s consent), shall remain upon the Premises and be surrendered with the Premises at the expiration of the Term without disturbance, molestation or injury, unless otherwise specified by Landlord. Should Landlord elect that any Alterations made by Tenant upon the Premises be removed upon the expiration of the Term, Tenant agrees that Landlord shall have the right, at Tenant’s sole cost and expense, to cause same to be removed and Tenant agrees to reimburse Landlord for the cost of (i) such removal, (ii) repairing any damage resulting therefrom or from the installation or use of such Alterations, and (iii) restoring the Premises to its condition at the commencement of the Term as initially improved by Landlord, ordinary wear and tear excepted. Despite the foregoing, in the event that Tenant desires to know whether Landlord will require Tenant to remove any Alterations from the Premises at the expiration of the Lease Term, then, at the time Tenant delivers a written request to Landlord which requests Landlord’s approval of such Alterations, Tenant shall have the right to deliver to Landlord a notice which specifically requests that Landlord advise Tenant whether Landlord will require Tenant to remove such proposed Alterations at the expiration of the Lease Term. In the event that Landlord receives such a written request, and in the event that Landlord is willing to grant its consent to such Alterations, Landlord shall advise Tenant, in writing, at the time the Alterations are approved, whether or not Tenant will be required to remove the same at the expiration of the Lease Term.

15.4 All items of Tenant’s personal property that are not removed from the Premises or the Building by Tenant at the termination of this Lease shall be deemed abandoned and become the exclusive property of Landlord upon the expiration of the Lease Term. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all claims, losses, costs, expenses (including reasonable attorneys’ fees) and liabilities resulting from the delay by Tenant in so surrendering the same, including without limitation any claims made by any succeeding occupant founded on such delay. Tenant’s obligations under these Sections 15.2, 15.3 and 15.4 shall survive the expiration or termination of this Lease.

16.	ACCEPTANCE OF PREMISES.

Landlord shall cause the work described on Exhibit “C” which is attached to and made a part hereof (the “Landlord’s Work”) to be performed to the Premises. Landlord shall tender, and Tenant shall accept possession of, the Premises upon substantial completion of Landlord’s Work.

17.	INTENTIONALLY DELETED.

18.	ACCESS.

18.1 Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times, upon reasonable advance notice except for emergencies (in which event no notice shall be required) to inspect the same; to show the Premises to prospective tenants, or interested parties such as prospective lenders and purchasers; to exercise its rights under Section 48; to repair, alter or improve the Premises or the Building, to post notices of non-responsibility and similar notices and “For Sale” signs and to place “For Lease” signs upon or adjacent to the Building or the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure. In exercising the foregoing rights, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business.

18.2 Landlord shall be excused from such of its obligations under this Lease as are directly and materially impacted by the inability of Landlord to access the Premises or any applicable part thereof due to Tenant, if and to the extent the performance of such obligations was in fact hindered, frustrated, or rendered impossible or impracticable due to the effect of such restrictions on access.

19.	PARKING.

Tenant shall have the right (together with Landlord and its agents, employees and contractors, and together with the rights of other tenants in the Building and the Project) to use, from the parking areas available to the Project in the parking structure and surface parking on the Project and Common Areas, three and one-half parking permits for each one thousand (1,000) rentable square feet of the Premises. Such parking right shall be non-exclusive, and on an unreserved basis, and Tenant agrees not to overburden the Building’s parking facilities.

20.	INDEMNIFICATION.

20.1 Subject to the provisions of Section 13 hereof and other provisions of this Lease, Tenant shall indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all third party claims, liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys’ fees and costs, arising out of such third party claims, to the extent arising out of (i) the use and occupancy of the Premises by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, visitors, assignees or subtenants; (ii) the negligence or willful misconduct of Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, visitors, assignees or subtenants, in or about the Project; and/or (iii) any breach or Default by Tenant under this Lease.

20.2 The indemnifications set forth in this Section 20 shall survive termination of this Lease.

21.	ASSIGNMENT AND SUBLETTING.

21.1 Consent. Tenant will not sublet the Premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation, or transfer or assign this Lease, without the prior written consent of Landlord, which consent shall be granted or withheld by Landlord in the exercise of its sole and absolute discretion. Notwithstanding the foregoing, Landlord’s consent to a proposed assignment of this Lease or proposed subletting of the entire Premises shall not be unreasonably withheld, provided, however, that it shall not be unreasonable for Landlord to withhold its consent on the basis that (i) the proposed assignee’s or subtenant’s net worth and/or net income is unacceptable to Landlord, or (ii) the proposed assignee or subtenant is a party by whom any suit or action could be defended on the ground of sovereign immunity, or (iii) the proposed assignee’s or subtenant’s proposed use of the Premises is not in keeping with a first class office building, or (iv) the proposed assignee or subtenant is a tenant or occupant of the Building. Tenant shall not encumber the Lease or any interest therein nor grant any franchise, concession, license or permit arrangement with respect to the Premises or any portion thereof. No subletting or assignment hereof shall be effected by operation of law or in any other manner unless with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed in accordance with the foregoing provisions of this Section 21.1. A sale, transfer, assignment or other conveyance of a general partnership interest in Tenant, if Tenant is a partnership or joint venture, or a transfer of more than a twenty percent (20%) stock interest, if Tenant is a corporation, shall be an assignment for purposes hereof. Tenant shall not modify, extend or amend a sublease previously consented to by Landlord without obtaining Landlord’s consent thereto.

21.2 Corporate Transfer. Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease to a wholly owned corporation or entity or controlled subsidiary or parent of Tenant (hereinafter collectively referred to as “Corporate Transfer”) without the consent of Landlord, provided (i) Tenant is not in default under this Lease; and (ii) such proposed transferee assumes all the obligations of Tenant hereunder. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer. As used herein, the term “controlled subsidiary” shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting stock is owned by Tenant. Notwithstanding anything in this Lease to the contrary, (x) any assignment or subletting shall (i) be on a form reasonably acceptable to Landlord and (ii) shall be subject to the terms of this Lease, and (y) Tenant shall pay to Landlord a reasonable fee for processing any sublease or assignment.

21.3 Assignment. In the event Tenant desires to assign this Lease, Tenant shall give to Landlord written notice of Tenant’s desire to do so, which notice shall be accompanied by the “Required Information (as hereinafter defined). Within thirty (30) days of receipt of said notice and the Required Information, Landlord shall have the right to terminate this Lease on a date to be agreed upon by Landlord and Tenant. If Landlord exercises its right to terminate this Lease, Tenant agrees that Landlord shall have access to the Premises thirty (30) days prior to the effective termination date for remodeling or redecorating purposes, or to show the Premises to prospective tenants.

21.4 Subletting. In the event Tenant desires to sublet all or any part of the Premises, Tenant shall give to Landlord written notice of Tenant’s desire to do so, which notice shall be accompanied by the Required Information. Within thirty (30) days of receipt of said notice and Required Information, Landlord shall have the right (i) to terminate this Lease on a date to be agreed upon by Landlord and Tenant; or (ii) with Tenant’s consent, to terminate this Lease and to enter into a new lease with Tenant for that portion of the Premises Tenant desires to retain, upon terms to be mutually agreed upon; or (iii) to sublease from Tenant at the same rental rate then being paid by Tenant and subsequently to relet that portion of the Premises that Tenant desires to relinquish. If Landlord exercises its right to terminate this Lease or to sublet a portion of the Premises, Tenant agrees that Landlord shall have access to all or such portion of the Premises thirty (30) days prior to the effective termination or sublease commencement date for remodeling or redecorating purposes, or to show the same to prospective tenants.

21.5 Required Information. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of such proposed assignment or sublease, which notice shall specify the following information (such information shall be collectively referred to as the “Required Information”): (i) the name, current address and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or subletting, (iv) the proposed rent and other consideration to be paid to Tenant by such assignee or sublessee, and (v) the proposed form of the assignment or sublease. Tenant also shall promptly supply Landlord with financial statements and other information as Landlord may request to evaluate the proposed assignment or sublease.

21.6 Fees; Documents. Tenant agrees to reimburse Landlord for legal fees and any other reasonable expenses and costs incurred by Landlord in connection with any proposed assignment or subletting. Tenant shall deliver to Landlord copies of all documents executed in connection with any proposed assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which documents, (i) in the case of a permitted assignment, shall require such assignee to assume performance of all terms of this Lease on Tenant’s part to be performed, and (ii) in the case of permitted subletting, shall require such sublessee to comply with all terms of this Lease on Tenant’s part to be performed. No acceptance by Landlord of any Base Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, or transfer.

21.7 No Release. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 21 shall be void and shall constitute a material breach of this Lease. In the event Landlord consents to any assignment or sublease on one occasion, such consent shall not affect Tenant’s obligation to comply with the provisions of Section 21 of this Lease with respect to any future assignment or sublease.

21.8 Tenant Liability. In the event of any subletting of all or any portion of the Premises or assignment of this Lease by Tenant, with or without Landlord’s consent, Tenant shall remain primarily liable to Landlord for the payment of the Base Rent and Additional Rent stipulated herein and for the performance of all other covenants and conditions contained herein.

21.9 Profit. If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any “Profit” (as defined below) applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant. “Profit” shall be defined as the difference between (i) any and all consideration received by Tenant in the aggregate from any assignment of the Lease and/or subletting of the Premises, and (ii) the sum of (A) the rent and charges due to Landlord from Tenant under the terms of this Lease (and if the subleased or assigned space does not constitute the entire Premises, the rent and charges payable by Tenant shall be determined on a pro-rata basis), (B) Tenant’s reasonable attorneys’ fees and brokerage costs in connection with such assignment or subletting that are paid to a third party that is not related to or affiliated with Tenant, (C) Tenant’s actual out-of-pocket cost of performing alterations to the Premises in connection with such assignment or subletting, (D) the actual amount of any rent abatement that is granted in connection with such assignment or subletting, and (E) the actual amount of improvement allowance that is paid in connection with such assignment or subletting. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease or assignment.

22.	ADVERTISING.

Notwithstanding Tenant’s signage rights under Section 40 hereto, Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord’s written consent thereto, which Landlord may grant or withhold in its sole discretion. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. If Tenant shall fail to do so, Landlord may do so at Tenant’s cost. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs.

23.	LIENS.

Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense (including attorneys’ fees and defense costs) for or arising from such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Non-responsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed thirty (30) day period, then Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amount, including reasonable attorneys’ fees and costs, shall be deemed Additional Rent hereunder.

24.	DEFAULT.

24.1 Tenant’s Default. A “Default” under this Lease by Tenant shall exist if any of the following occurs (taking into account the expiration of the notice and cure periods provided for below):

24.1.1 If Tenant fails to pay Base Rent, Additional Rent or any other sum required to be paid hereunder on the date such amount is due and payable; or

24.1.2 If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money to Landlord as set forth in Section 24.1.1 above, and Tenant fails to cure such breach within ten (10) days after written notice from Landlord where such breach could reasonably be cured within such ten (10) day period; provided, however, that where such failure could not reasonably be cured within the ten (10) day period, that Tenant shall not be in Default if it commences such performance promptly after its receipt of Landlord’s written notice and diligently thereafter prosecutes the same to completion within an additional ten (10) days; provided that no such grace period to be permitted in the event of any one or more of the following: (i) the Default relates to the maintenance of insurance obligations, (ii) the Default relates to the assignment and subletting provisions, (iii) the Default relates to a violation of Section 5.1 of this Lease, (iv) the Default is of a nature as set forth in Section 24.1.3, in which event the periods set forth therein shall control, or Section 24.1.4, in which event there shall be no applicable cure period, or (v) there exists a reasonable possibility of danger to the health or safety of Landlord, the Tenant, Tenant’s invitees, or any other occupants of, or visitors to, the Building; or

24.1.3 If Tenant shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant and of all or substantially all of Tenant’s property, (iv) file a petition seeking an order for relief under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding within sixty (60) days after such proceeding is initiated; or

24.1.4 If Tenant shall have permanently abandoned the Premises for a period of thirty (30) consecutive days.

24.2 Remedies. Upon a Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or available in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

24.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Base Rent, Additional Rent and other charges when due.

24.2.2 Landlord may terminate this Lease, or may terminate Tenant’s right to possession of the Premises, at any time by giving written notice to that effect. Upon the giving of a notice of the termination of this Lease, this Lease (and all of Tenant’s rights hereunder) shall immediately terminate, provided that, without limitation, Tenant’s obligation to pay Base Rent, Additional Rent, and any damages otherwise payable under this Section 24 when due in accordance with the terms of this Section, shall specifically survive such termination and shall not be extinguished thereby. Upon the giving of a notice of the termination of Tenant’s right of possession, all of Tenant’s rights in and to possession of the Premises shall terminate but this Lease shall continue subject to the effect of this Section 24. Upon either such termination, Tenant shall surrender and vacate the Premises in the condition required by Section 26, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant’s subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent, Additional Rent or other sum previously accrued or thereafter accruing against Tenant, all of which shall expressly survive such termination. Reletting may be for a period shorter or longer than the remaining Lease Term. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a constructive or other termination of Tenant’s right to possession or of this Lease, either of which may be effected solely by an express written notice from Landlord to Tenant. On termination, Landlord shall have the right to remove all Tenant’s personal property and store same at Tenant’s cost, and to recover from Tenant as damages:

(A) The worth at the time of award of unpaid Base Rent, Additional Rent and other sums due and payable which had been earned at the time of termination; plus

(B) The worth at the time of award of the amount of the unpaid Base Rent, Additional Rent and other sums due and payable which would have been payable after termination for the balance of the Lease Term; plus

(C) Any other amount necessary to compensate Landlord for all costs incurred on account of Tenant’s failure to perform Tenant’s obligations under this Lease, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises. To the extent any of such costs are incurred in connection with a lease transaction having a term in excess of the remaining Term hereof, all of the foregoing costs incurred in connection therewith shall be amortized on a straight-line basis over the term of such new lease, assuming equal monthly installments of principal and interest, at an interest rate of six percent (6%) (the “Discount Rate”), and Tenant’s liability shall be limited to the amortized portion of the same (i.e., the monthly payments as so determined) falling within the Term hereof.

(D) The “worth at the time of award” of the amounts referred to in Section 24.4(A) is computed by allowing interest at the Default Rate through the date of payment. The “worth at the time of award” of the amounts referred to in Section 24.4(B) shall be computed by discounting the same to present value using the Discount Rate. In the event Landlord does not exercise its option to accelerate the payment of Base Rent as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the Lease Term to determine the aggregate amount of such damages. In seeking any new tenant for the Premises, Landlord shall be entitled to grant any concessions it deems reasonably necessary. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. To the fullest extent permitted by law, Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

24.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises pursuant to judicial process (except in the event of Tenant’s abandonment of the Premises in which event no judicial process shall be required) and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

24.2.4 Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) except as may be otherwise specifically required herein, to the service of any notice to quit or of Landlord’s intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (2) to redeem the Premises, (3) to re-enter or repossess the Premises, (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, (5) to the benefit of any law which exempts property from liability for debt or for distress for rent or (6) to a trial by jury in any claim, action proceeding or counter-claim arising out of or in any way connected with this Lease.

25.	SUBORDINATION.

This Lease shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. Tenant shall execute and return to Landlord any documentation requested by Landlord in order to confirm the foregoing subordination within ten (10) days after Landlord’s written request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall, upon request, attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease. Tenant agrees that no mortgagee or successor to such mortgagee shall be (i) bound by any payment of Base Rent or Additional Rent for more than one (1) month in advance, (ii) liable for damages for any breach, act or omission of any prior landlord, or (iii) subject to any claim of offset or defenses that Tenant may have against any prior landlord.

26.	SURRENDER OF POSSESSION.

Upon expiration of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord, in accordance with the provisions of Sections 15.3 and 15.4 of this Lease, in as good condition as when received by Tenant from Landlord, reasonable use and wear and tear excepted.

27.	NON-WAIVER.

No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the other terms, covenants, agreements, and conditions herein contained. No custom or practice which may occur or develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen Landlord’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof from Landlord to Tenant. No employee of Landlord or of Landlord’s agents shall have any authority to accept the keys of the Premises prior to termination of the Lease, and the delivery of keys to any employee of Landlord or Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises. The receipt by Landlord of any payment of Base Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations made a part of this Lease, or hereafter adopted, against Tenant or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.

28.	HOLDOVER.

If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term, Tenant shall be deemed a tenant at sufferance, which tenancy may be terminated as provided by applicable state law. During any holdover tenancy (whether or not consented to by Landlord), Tenant agrees to pay to Landlord, an occupancy charge equal to, (a) for the first (1st) month of such holdover, one hundred fifty percent (150%) of the Base Rent and Additional Rent as was in effect under the Lease for the last month of the Lease Term, and (b) commencing on the first day of the second (2nd) month of such holdover period and continuing for the duration of such holdover, two hundred percent (200%) of the Base Rent and Additional Rent as was in effect under this Lease for the last month of the Lease Term. Such payments shall be made within five (5) days after Landlord’s demand, and in no event less often than once per month (in advance). In the case of a holdover which has been consented to by Landlord, unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of Base Rent or Additional Rent in advance or the breach of any other covenant or the existence of a Default. Upon expiration of the Lease Term as provided herein, Tenant shall not be entitled to any notice to quit, the usual notice to quit being hereby expressly waived under such circumstances, and Tenant shall surrender the Premises on the last day of the Lease Term as provided in Section 26, above. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agents, employees, independent contractors, officers, directors, partners, and shareholders against any loss or liability including reasonable attorneys’ fees and costs, and including liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination of this Lease.

29.	CONDEMNATION.

29.1 Definitions. The terms “eminent domain”, “condemnation”, and “taken”, and the like in this Section 29 include takings for public or quasi-public use, and sales under threat of condemnation and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

29.2 Taking. If the whole of the Premises is taken, either permanently or temporarily, by eminent domain or condemnation, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Base Rent, Additional Rent, and other payments up to that date. If any part of the Premises is permanently taken, or if access to the Premises by Tenant is, by virtue of a taking, permanently denied, by eminent domain or condemnation, then Landlord shall have the right (to be exercised by written notice to Tenant within sixty (60) days after receipt of notice of said taking) to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase. If Landlord does not elect to terminate this Lease, as aforesaid, then Landlord shall within a reasonable time after title vests in the condemning authority, repair and restore, at Landlord’s expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises is taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken. If there is a temporary taking involving the Premises or Building, if a taking of other portions of the Building or Common Areas does not deny Tenant access to the Building and Premises, then this Lease shall not terminate, and Landlord shall repair and restore, at its own expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises was taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken.

29.3 Award. Landlord reserves all rights to damages to the Premises or arising out of the loss of any leasehold interest in the Premises created hereby, arising in connection with any partial or entire taking by eminent domain or condemnation. Except as referred to in this Section 29.3, Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant’s leasehold interest or for interference with Tenant’s business as a result of such taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant’s moving expenses, business interruption or taking of Tenant’s personal property (but specifically excluding any leasehold interest in the Building or Premises) under the then applicable law provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

30.	NOTICES.

All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier which provides evidence of receipt, to the addresses set out in Section 1.7, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt or refusal of delivery.

31.	MORTGAGEE PROTECTION.

31.1 Notice of Default. Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by certified or registered mail, postage prepaid, return receipt requested, a copy of any notice of any failure by Landlord to fulfill any of its obligations under this Lease, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that the mortgagee(s) and/or trust deed holder(s) shall have such time as may be necessary to cure such failure as long as any mortgagee(s) and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such failure (including, but not limited to, time to take possession and/or commence foreclosure proceedings, if necessary, to effect such cure). Notwithstanding anything herein to the contrary, so long as any mortgagee(s) and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such failure (including, but not limited to, taking possession and/or commencing foreclosure proceedings, if necessary, to effect such cure), Tenant shall have no right to terminate this Lease as a result of any such failure by Landlord.

31.2 New Financing. In the event that any trust or mortgage lender providing financing in connection with the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant’s use of the Premises as herein permitted, (iii) do not materially alter the approved space plan for the Premises, and (iv) do not increase the rent and other sums required to be paid by Tenant hereunder, then Landlord may submit to Tenant a written amendment to this Lease incorporating such required modifications, and Tenant shall execute and return to Landlord such written amendment (or shall provide Landlord, in writing, with any reasonable comments it may have concerning the proposed amendment) within seven (7) days after the amendment has been submitted to Tenant.

32.	COSTS AND ATTORNEYS’ FEES.

In the event that Landlord incurs any fees or expenses to enforce the provisions of this Lease, including, without limitation, attorneys’ fees and litigation costs, then Tenant shall pay to Landlord such fees and expenses on demand as Additional Rent.

33.	BROKERS.

Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Atlantic Realty Associates, Inc. (on behalf of Landlord) and Grubb & Ellis (on behalf of Tenant) in the negotiating or making of this Lease. Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorney’s fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease.

34.	LANDLORD’S LIABILITY.

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that in the event of any actual or alleged failure, breach or default hereunder by Landlord: (a) the sole and exclusive remedy shall be against the interest of Landlord in the Building; (b) neither Landlord nor (if Landlord is a limited liability company) any member nor (if Landlord is a partnership) any partner of Landlord nor (if Landlord is a corporation) any shareholder of Landlord shall be personally liable with respect to any claim arising out of or related to this Lease; (c) no partner, member or shareholder of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord); (d) no service of process shall be made against any partner, member or shareholder of Landlord (except as may be necessary to secure jurisdiction of Landlord); (e) any judgment granted against any partner, member or shareholder of Landlord may be vacated and set aside at any time as if such judgment had never been granted; and (f) these covenants and agreements are enforceable both by Landlord and also by any partner, member or shareholder of Landlord. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim. In addition, in no event shall Landlord be in default of this Lease unless Tenant notifies Landlord in writing of the precise nature of the alleged breach by Landlord, and Landlord fails to cure such breach within thirty (30) days after the date of Landlord’s receipt of such notice (provided that if the alleged breach is of such a nature that it cannot reasonably be cured within such thirty (30) day period, then Landlord shall not be in default if Landlord commences a cure within such thirty (30) day period and diligently thereafter prosecutes such cure to completion). In no event shall Tenant have any right to terminate this Lease by virtue of any uncured default by Landlord.

35.	ESTOPPEL CERTIFICATES.

35.1 Tenant shall, from time to time, within five (5) days of Landlord’s written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating such certifications as Landlord may request, which certifications shall, at Landlord’s election, be in substantially the same form as Exhibit “F” attached hereto and made a part hereof by this reference. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Building. If Tenant fails to respond within five (5) days after receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee consistent with the terms of the estoppel so requested.

36.	FINANCIAL INFORMATION.

Not more than one time during any one calendar year of the Term of this Lease (unless such request is in connection with a proposed sale or financing of the Building), within ten (10) days after Landlord’s request, Tenant shall deliver to Landlord the then most currently available financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year (if not previously delivered), with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

37.	TRANSFER OF LANDLORD’S INTEREST.

In the event of any transfer(s) of Landlord’s interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.

38.	RIGHT TO PERFORM.

If Tenant shall fail to pay any sum of money, other than Base Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and (except in the event of emergency in which case no grace or cure period shall be applicable or required) such failure shall continue for ten (10) days after written notice from Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of Default by Tenant in the payment of Base Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant upon written demand within ten (10) business days after such payment by Landlord, together with interest thereon at the Default Rate from such date to the date of payment.

39.	COMMON AREAS.

39.1 Definition. For purposes hereof, the term “Common Areas” shall mean (i) all portions of the Land other than portions upon which the Building is situated, including landscaped areas and the like, as the same may be modified from time to time by Landlord; (ii) all loading docks, corridors, lobbies, elevator cabs, stairs and other portions of the Building that would customarily be made available to tenants of the Building, as the same may be modified from time to time by Landlord; (iii) any parking deck, parking structure, or surface parking facility, and any connector from the Building thereto; and (iv) any areas which are common areas for, on, or utilized in general by tenants, owners and/or occupants of the Plaza America complex, including both current and any future phases thereof.

39.2 Landlord’s Control. Landlord shall, as between Landlord and Tenant, at all times during the term of the Lease have the sole and exclusive control, management and direction of the Common Areas, and may at any time and from time to time during the term exclude and restrain any person from use or occupancy thereof, excepting, however, Tenant and other tenants of Landlord and bona fide invitees of either who make use of said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant in and to the common areas shall at all times be subject to the rights of others to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operation. Landlord may at any time and from time to time close all or any portion of the Common Areas to make repairs or changes or to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, to close temporarily any or all portions of the said areas to discourage non-customer parking, and to do and perform such other acts in and to said areas as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their employees, agents, and invitees.

39.3 Changes and Additions. Landlord reserves the right at any time and from time to time, as often as Landlord deems desirable, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make changes, alterations, additions, improvements, repairs, relocations or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, stairways and other common facilities thereof, and to change the name by which the Building is commonly known and/or the Building’s address. Landlord reserves the right from time to time to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building, above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand and/or build additional stories on the Building. Landlord further reserves the right at any time to alter, expand or reduce the parking facilities, to change the means of ingress thereto and egress therefrom, and to impose charges for parking in such facilities. Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any government or other authority and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building, or any part thereof, other than as expressly provided in this Lease.

40.	SALES AND AUCTIONS; SIGNAGE.

Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings. Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises.

41.	RELOCATION.

Landlord reserves the right at any time prior to the commencement of the Lease Term, and upon thirty (30) days prior written notice to Tenant if the Lease Term has commenced, to relocate Tenant to such other space, area, or floor within the Building as Landlord may deem advisable or necessary, provided that such other space or area shall be of a similar nature and size to the Premises described in Section 1.1 above. Landlord, at its cost, shall cause the relocated premises to be built out in a manner that is reasonably comparable to how the Premises was built out. Landlord shall reimburse Tenant for Tenant’s reasonable, out-of-pocket costs of moving its furniture, personal property and equipment into the relocated premises. If such a relocation is made hereunder, Tenant agrees to execute upon request of Landlord, an amendment to this Lease re-describing the Premises, but all other terms, covenants and conditions of this Lease shall remain in full force and effect. Should Tenant refuse to permit Landlord to move Tenant to such new space, Landlord, in addition to any other remedies it may have by reason of Tenant’s default under this Lease, shall have the right to cancel and terminate this Lease by giving ten (10) days’ prior written notice to Tenant.

42.	ACCESS; SECURITY.

Landlord shall install access systems to the Common Area entrances of the Building and Landlord shall provide on or before the Commencement Date, ___ key cards therefore, the cost of which shall be paid by Landlord. Thereafter, Tenant may obtain from the applicable security system vendor as many key cards as Tenant requires, at Tenant’s sole expense. All monitoring costs attributable to such system(s), if any, shall constitute Operating Costs for all purposes hereof. The Building access system referenced above is not intended to constitute security for Tenant’s Premises. Further, Tenant shall be solely responsible (irrespective of whether Tenant installs an independent security system within the Premises) for securing the Premises and Tenant’s business therein, and Landlord shall have no obligation or liability therefor. In the event that Landlord, in the exercise of its sole and absolute discretion, elects to provide any security measures, such security measures: (i) shall be for protection of the Building only; and (ii) shall not be relied upon by Tenant to protect Tenant, its property, its employees or their property.

43.	AUTHORITY.

Tenant shall furnish Landlord with appropriate partnership, corporate and/or other entity resolutions, as applicable, confirming that the individual executing this Lease on behalf of Tenant has been duly authorized to execute and deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant.

44.	NO ACCORD OR SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Base Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent, Additional Rent or other sum and to pursue any other remedy provided in this Lease.

45.	GENERAL PROVISIONS.

45.1 Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant and delivery of a signed copy by Landlord to Tenant.

45.2 Marginal Headings, Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

45.3 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to the choice of law and/or conflict of law principles applicable in such Commonwealth).

45.4 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

45.5 Recordation. Tenant shall not record this Lease or a memorandum hereof.

45.6 Quiet Possession. Upon Tenant’s paying the Base Rent and Additional Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession and enjoyment of the Premises for the Lease Term hereof, free from any disturbance or molestation by Landlord, but in all events subject to all the provisions of this Lease.

45.7 Inability to Perform; Force Majeure. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because either Landlord or Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, for any reason including, but not limited to, war, civil unrest, strike, labor troubles, unusually inclement weather, governmental delays, inability to procure services or materials despite reasonable efforts, third party delays, acts of God, or any other cause(s) (which causes are referred to collectively herein as “Force Majeure”.) Lack of funds shall not be deemed a grounds of Force Majeure.

45.8 Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

45.9 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

45.10 Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

45.11 Survival. All indemnities set forth in this Lease shall survive the expiration or earlier termination of this Lease.

45.12 Time. Landlord and Tenant acknowledge that time is of the essence in the performance of any and all obligations, terms, and provisions of this Lease.

45.13 Successors. All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the Premises.

45.14 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

45.15 No Representations by Landlord. Neither Landlord nor any employee or agent of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Tenant except as herein expressly set forth.

45.16 Exhibits. It is agreed and understood that any Exhibits referred to herein, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

45.17 Pronouns. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the content may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in neuter form.

45.18 Captions. All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

45.19 Counterparts. This Lease may be executed in several counterparts, but all counterparts shall constitute one and the same legal document.

45.20 Examination of Lease. Submission of this Lease for examination or signature by Tenant shall not constitute reservation of or option for Lease, and the same shall not be effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

45.21 Interpretation. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

45.22 Rule Against Perpetuities. In order to ensure the compliance of this Lease with any rule against perpetuities that may be in force in the state in which the Premises are located, and without limiting or otherwise affecting either Landlord’s or Tenant’s obligations under this Lease, as stated in the other sections hereof, or modifying any other termination rights which may be set forth herein, Landlord and Tenant agree that, irrespective of the reasons therefor (other than a Default by Tenant), in the event Tenant fails to take possession of the Premises and commence paying Base Rent and Additional Rent hereunder within two (2) years after the date of execution of this Lease, then this Lease, and the obligations of the parties hereunder, shall be deemed to be null and void and of no further force and effect. Without affecting the specific timing requirements otherwise applicable thereto under this Lease, any and all options granted to Tenant under this Lease (including, without limitation, expansion, renewal, right of first refusal, right of first offer, and like options) must be exercised by Tenant, if at all, during the term or Renewal Terms of this Lease.

45.23 Resident Agent. Landlord’s resident agent for the service of any process, notice, order or demand required or permitted by law to be served upon Landlord is Jacob A. Kemerow, Esquire, whose office address is 4921 Seminary Road, Suite 116, Alexandria, Virginia 22311.

46.	RULES AND REGULATIONS.

Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit “D”, and any future Rules and Regulations that, from time to time, are promulgated by Landlord.

47.	WAIVER OF COUNTERCLAIM AND TRIAL BY JURY.

LANDLORD AND TENANT WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OR OCCUPANCY OF THE PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF BASE RENT OR ADDITIONAL RENT IN A SUMMARY PROCEEDING FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT OR OTHER ACTION OR SUMMARY PROCEEDING BASED ON TERMINATION, HOLDOVER OR OTHER DEFAULT IN WHICH LANDLORD SEEKS REPOSSESSION OF THE PREMISES FROM TENANT.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease, or have caused this Deed of Lease to be executed on their respective behalves by their duly authorized officers, as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

PLAZA AMERICA OFFICE DEVELOPMENT, LLC, a Delaware limited liability company

	By:	Plaza Office Limited Partnership, Member

		By:	Plaza America Development Corporation, its General Partner

By:
Name:
Title:

TENANT:

EMBARCADERO TECHNOLOGIES, INC., a ____________________ corporation

By:	(SEAL)
Name:
Title:

EXHIBIT “A”

FLOOR PLAN

EXHIBIT “B”

SITE PLAN

EXHIBIT “C”

LANDLORD’S WORK

Landlord shall cause the following work (collectively, the “Landlord’s Work”) to be performed to the Premises:

1.	Paint the Premises with Building standard paint.

2.	Install Building standard carpet in the Premises.

3.	Construct sink area with running water, a counter with Building standard cabinets both above and below, remove the two existing half-height walls, and construct a demising wall in the highlighted areas as shown on Exhibit ”A” to the Lease.

EXHIBIT “D”

RULES AND REGULATIONS

1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant, its agents or employees or used by any of them for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.

2. Except as set forth in the Lease, no sign, placard, picture, name, advertisement or notice, visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

3. Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the storage of merchandise held for sale to the general public.

4. Tenant shall not use or permit the use of the Premises for lodging. No cooking shall be done or permitted by Tenant on the Premises, except the use of Underwriters’ Laboratory approved microwaves, toasters and equipment for brewing coffee, tea, hot chocolate and similar beverages or other equipment or appliances shown on the Drawings and Specifications and approved by Landlord shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes ordinances, rules and regulations.

5. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing, such consent shall not be unreasonably withheld, conditioned or delayed. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises. Tenant shall not cause or permit any unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness, on the part of Tenant, its agents, employees or contractors. Janitor services will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, such service is extended to a later hour for specifically designated rooms.

6. Unless specified otherwise in the Lease, Landlord will furnish Tenant free of charge with two keys to each door lock in the Premises. Landlord may make a reasonable charge for additional keys. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord, and Tenant shall in each such case shall furnish Landlord with a key for any such lock, exclusive of Tenant’s vaults and safes, provided that such keys shall be safeguarded and protected by Landlord. Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to Tenant.

7. Landlord shall designate how all office equipment, furniture, appliances and other large objects or property (“Equipment”) shall be moved in and/or out of the Building. The persons employed to move any Equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be paid at the expense of Tenant.

8. Tenant shall not permit, use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation and maintenance of office equipment or for other general office uses, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul obnoxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Building tenants or those having business therein.

9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and on Saturdays any invitee of Tenant. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of emergency, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing and/or locking of doors.

10. The directory of the Building will be provided for the display of the name and location of Tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord in writing and, if so approved, a charge will be made based upon Landlord’s actual cost therefor.

11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by Landlord.

12. Tenant shall ensure that the doors of the Premises are closed and locked, and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant’s employees leave the Premises at the end of the day, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall be responsible for any and all injuries and damages sustained by other tenants or occupants of the Building and/or Landlord. All tenants shall use good faith efforts to keep the doors to the Building corridors closed at all times except for ingress and egress.

13. All Building bathrooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose agents, employees or invitees, shall have caused it.

14. Tenant shall not sell, nor shall Tenant permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in Tenant’s Lease.

15. Hand trucks, delivery carts and other material-handling equipment shall not be used in any space or public halls of the Building, except those equipped with rubber tires and side guards. No motorized vehicles of any kind shall be brought by Tenant into the Building.

16. Tenant agrees to coordinate all moving activity of office equipment and furniture in and out of the Building with Landlord or Landlord’s agent, and to use the services of an insured professional moving company.

17. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes, receptacles or the Common Areas. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

18. Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

19. Tenant agrees to abide by all governmental and public utility company rules and regulations pertaining to thermostatic control of the temperature of the Premises.

20. Tenant agrees not to allow or keep any animals or pets of any kind on the Premises, except “Assistance Dogs”.

21. No part of the whole of any sidewalks, plaza areas, entrances, loading docks, passages, courts, elevators, vestibules, stairways, corridors, balconies or halls of the Building shall be obstructed or encumbered by any tenant or used for any purpose other than that expressly provided for in the Lease.

22. No awnings or other projections shall be attached to the outside walls, balconies or windows of the Building. No curtains, blinds, shades, or screens other than Building Standard window coverings, shall be attached to or hung in, or used in connection with, any window or door of the space demised to any tenant.

23. No tenant shall cause or permit any odors to emanate from the space demised to such tenant.

24. No tenant shall make, or permit to be made, any noises which may be heard outside of such tenant’s Premises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set, or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out, or off, of any doors, windows, balconies or skylights or down any passageways.

25. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising.

26. All equipment and machinery belonging to any tenant which causes noise, vibration or electrical interference that may be transmitted to the structure of the Building or to any space therein to such degree to be objectionable to Landlord and any tenant in the Building shall be installed and maintained by each such tenant, at such tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise or vibration.

27. No bicycles are permitted in the Building or to be attached or stored on any part of the Building’s rails, doors, balconies or other parts.

28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Building tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Building tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

29. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building, including Tenant’s Lease.

30. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, and cleanliness of the Building, and for the preservation of good order therein; provided the same (a) shall not diminish tenant’s rights under the Lease, (b) does not increase the financial burdens of Tenant, or (c) is not inconsistent with the Lease.

EXHIBIT “E”

DECLARATION OF LEASE COMMENCEMENT

THIS DECLARATION is attached to and made a part of that certain Deed of Lease dated the _____ day of ________________, _____, (the “Lease”) entered into by and between PLAZA AMERICA OFFICE DEVELOPMENT, LLC, a Delaware limited liability company (“Landlord”) and EMBARCADERO TECHNOLOGIES, INC., a __________________ corporation (“Tenant”).

Landlord and Tenant are parties to the Lease. All capitalized terms used herein shall have the same meaning as was ascribed to such terms in the Lease, unless otherwise indicated.

Landlord and Tenant do hereby declare that (a) the “Commencement Date” is hereby established to be ____________________, (b) the Rent Commencement Date is ____________________ and (c) the Term of the Lease shall expire on ____________________. The Lease is in full force and effect as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date with the exception of punch list items, and Tenant has no right of setoff against any rentals.

IN WITNESS WHEREOF Landlord and Tenant have executed this Declaration as of the ___ day of ________________, 20___.

WITNESS/ATTEST:	LANDLORD:

PLAZA AMERICA OFFICE DEVELOPMENT, LLC, a Delaware limited liability company

	By:	Plaza Office Limited Partnership, Member

		By:	Plaza America Development Corporation, its General Partner

By:
Name:
Title:

TENANT:
EMBARCADERO TECHNOLOGIES, INC., a ____________________ corporation

By:	(SEAL)
Name:
Title:

EXHIBIT “F”

FORM OF ESTOPPEL CERTIFICATE

TO: _______________________________________________________________

RE: Premises known as and located at 11710 Plaza America Drive, Reston, Virginia (the “Building”)

The undersigned, Embarcadero Technologies, Inc. (“Tenant”), does hereby certify to the Lender as follows:

1. Tenant is the tenant under that certain lease dated ____________________, between Tenant and ________________________, as landlord (“Landlord”), as amended, modified or supplemented by ________________________________________, leasing a portion of the Building (the “Premises”) as more particularly described in the said lease. Said lease, as so amended, modified or supplemented, is hereinafter referred to as the “Lease”.

2. The Lease is in full force and effect and, except as set forth above, has not been amended, modified or supplemented.

3. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Premises, and there are no other agreements or representations of any kind between Landlord and Tenant with respect thereto. Without limiting the foregoing, Tenant does not have any rights of first refusal for additional space, options to increase or relocate its space or options to purchase the Premises or any interest therein, other than as may be set forth in the Lease.

4. All obligations of Landlord to be performed or complied with by Landlord through the date hereof have been fully performed and complied with including, without limitation, any obligations of Landlord to prepare the Premises for Tenant’s occupancy, and there exists no default or condition, state of facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Landlord in the performance of its obligations under the Lease.

5. All obligations of Tenant to be performed or complied with by Tenant through the date hereof have been fully performed and complied with and there exists no default or condition, state facts or event that, with the passing of time or the giving of notice, or both, would constitute a default by Landlord in the performance of its obligations under the Lease.

6. The term of the Lease commenced on ____________________, _____, and shall expire on ____________________, _____, unless sooner terminated in accordance with the terms of the Lease. Tenant has no rights to extend the term of the Lease except as set forth in the Lease.

7. The current base monthly rent under the Lease is $_______________ per month and has been paid for the period through ____________________, _____. All additional rent for monthly payments of Tenant’s Share of Operating Costs and Real Estate Taxes for the current fiscal year have been paid for the period through ____________________, _____, and all other charges due under the Lease have been paid to date. Tenant has no claim for overpayment of additional rent for any period, prior to calendar year ______.

8. There are no existing offsets or defenses by Tenant to the payment of rent and other charges payable by Tenant or otherwise to the enforcement by Landlord of the Lease.

9. Tenant has delivered a cash security deposit under the Lease. No other security has been given to Landlord under the Lease. The amount of the security deposit is $                    .

10. Except as set forth below, there is no free rent period or any unexpired concession in or abatement of rent, and any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease have been fully completed.

11. Tenant is in sole possession of the Premises and has not assigned, sublet, pledged, mortgaged, transferred or otherwise conveyed all or any portion of its interest in the Premises or the Lease.

12. Tenant has not filed, and has not received notice that any other person has filed, any actions against Tenant under the bankruptcy or insolvency laws of the United States or any other state or territory of the United States.

13. Tenant understands and acknowledges that this certificate is delivered to, and shall be relied on by_________________, the Lender/Purchaser in connection with an extension of a loan financing/acquisition of Landlord’s interest in the Building and the land on which it stands (the “Mortgaged Property”).

14. Tenant confirms and agrees that the Lease is and shall at all times be subject and subordinate to any mortgages or deeds of trust now or hereafter affecting the Mortgaged Property, and any amendments, modifications, consolidations, substitutions, replacements, additions, renewals, extensions, or re-advances thereof.

15. All insurance required of Tenant by the Lease has been provided by Tenant and all premiums therefore have been paid.

16. The address for notices to Tenant under the Lease is correctly set forth in the Lease.

17. The person signing this letter on behalf of Tenant is duly authorized by Tenant to do so on behalf of Tenant.

18. Tenant agrees to promptly provide the Lender at its offices at ____________________________________________________________, Attention: _____________, with copies of any notices of default given by or received by Tenant with respect to the Lease and\or the Premises.

TENANT:
EMBARCADERO TECHNOLOGIES, INC., a __________________ corporation

By:	(SEAL)
Name:
Title:

EXHIBIT “G”

FORM OF LETTER OF CREDIT

[Insert name and address of issuing bank]

[Insert date]

[Insert name and address of owner]

Dear Sir:

At the request and for the account of [insert name of tenant] located [insert address of tenant] (hereinafter called “Applicant”), we hereby establish our Irrevocable Letter of Credit No. [insert number] in your favor and authorize you to draw on us up to the aggregate amount of [insert amount of letter of credit], available by your draft(s) at sight drawn on us and accompanied by the following:

A written statement by any managing member, officer or general partner of ___________________________________, or any managing member, officer or general partner of its management agent, that:

(i)	“Applicant is in default under that certain lease, dated as of [insert date of lease] (the “Lease”) between ________________ (“Landlord”), as landlord, and Applicant, as tenant”; or

(ii)	“Beneficiary is drawing under Irrevocable Letter of Credit No. [insert number] in accordance with the Lease between Applicant and Beneficiary”; or

(iii)	“Applicant has failed to deliver timely a renewal Letter of Credit as provided in the Lease.”

This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement.

We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored by us if presented at [insert address of issuing bank] no later than [insert expiration date of Letter of Credit], it being a condition of this Irrevocable Letter of Credit that it shall be automatically extended for periods of at least one year from the present and each future expiration date unless, at least thirty (30) days prior to the relevant expiration date, we notify you, by certified mail, return receipt requested, that we elect not to extend this Irrevocable Letter of Credit for any additional period.

This Irrevocable Letter of Credit is transferable at no charge to any transferee of Landlord upon notice to the undersigned from you and such transferee.

This Irrevocable Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500.

Sincerely yours,

[Insert authorized signature]